Exhibit 10.3

Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd.

and

Hangzhou Lianluo Interactive Information Technology Co., Ltd.

Loan agreement

December 2018

This Loan Agreement between Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. and Hangzhou Lianluo Interactive Information Technology Co., Ltd. (hereinafter referred to as the “Agreement”) was signed by the following parties in Beijing on December 21, 2018:

Party A (Lender): Hangzhou Lianluo Interactive Information Technology Co., Ltd.

Address: 18th Floor, Xintu Building, No. 451 Internet of Things Street, Zhejiang Province

Legal representative: He Zhitao

Unified Social Credit Code: 91330000740545604A

Address: 17th floor, Lianluo Building, No. 10 Wangjing Street, Chaoyang District, Beijing

Party B (Borrower): Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd.

Address: Room 611, 612, 618, 619, 6th floor, Beikong Science and Technology Building, Building 2, No. 10 Baifuquan Road, Changping District, Beijing

Legal representative: Chen Ping

Unified social credit code: 91110114MA006FU1XY

Mailing address: Room 611, 612, 618, 619, 6th floor, Beikong Science and Technology Building, Building 2, No. 10 Baifuquan Road, Science and Technology Park, Changping District, Beijing

(Parties A and B are collectively referred to as “the Parties”, and “one Party” means any of them.)

Recital:

Whereas, due to Party B’s business needs, Party A intends to provide Party B with a loan of RMB 7,150,000.00 (RMB seven million one hundred and fifty thousand), and the loan amount will be received in several installments. The actual loan amount shall be subject to actual received amount of Party B.

In view of this, the parties to this agreement have signed this agreement through friendly negotiation in accordance with the principles of honesty and in accordance with the relevant laws and regulations of the “Contract Law of the People’s Republic of China” and the “Company Law of the People’s Republic of China”.

Article 1 Principal

1.1 Party A agrees to provide a loan to Party B. The principal of the loan is RMB 7,150,000.00 (RMB seven million one hundred and fifty thousand).

Article 2 Loan Period and Interest Rate

2.1 The term of the loan is 12 months, counting from the date when Party A remits the first loan principal to the bank account designated by Party B. The principal amount need be repaid on the date of the expiry of the agreement. Interest shall be calculated and repaid monthly to Party A’s designated account within the first five business days of the next month.

The loan period refers to the calendar days from the date when the first principal is paid to Party B’s account to the date when Party B repay all the principal and interest of the loan to the account designated by Party A.

2.2 The borrowing interest rate is 8% APR, which is calculated as follows:

Monthly loan interest = Σ (loan principal x 8% / 365 x number of days the loan received by Party B in the current month)

2.3 Party A shall remits the principal of the loan to the bank account designated by Party B:

Account Name: [Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd.]

Account number:

Account bank: [ICBC Beijing Changping Sub-branch]

The actual loan amount is subject to Party A’s actual payment.

Article 3 Early repayment

3.1 Within one month to twelve months from the date when Party A remits the principal of the first loan to the bank account designated by Party B, Party B has the right to repay at any time in advance, and Party A has the right to require Party B to repay at any time. If early repayment is made, Party B shall return the principal and interest according to the actual borrowing days.

3.2 If Party B intends to make early repayment, it shall give written notice to Party A; Party A shall give a written reply within 10 business days from the date of receiving the aforementioned written notice.

3.3 Except as otherwise agreed in this agreement, if Party A requires Party B to repay in advance, it shall send written notice to Party B; Party B shall return the principal and interest within 10 working days from the date of receipt of the foregoing written notice and the interest shall be calculated accordingly to the actual borrowing period .

Article 4 Use of loans

4.1 Both parties agree that the loan agreed under this agreement will only be used for the business operation of Party B’s company and shall not be diverted for other purposes.

4.2 If Party B uses the above-mentioned loans for other purposes, Party A has the right to require Party B to immediately repay all the loans and collect relevant interest in accordance with the actual loan period.

Article 5 Repayment Methods

5.1 From the time Party B received the loan, the principal and interest of the loan will be settled in a lump sum upon expiry of the term or early repayment.

Article 6 Taxes and fees

6.1 Relevant taxes and fees shall be borne by each Party in accordance with relevant regulations

Article 7 Warranties and Representations

7.1 Each Party to this agreement states as follows:

7.1.1 Each party have full capacity for civil rights and capacity for civil conduct to sign and execute this agreement and have gone through the relevant necessary legal procedures with all necessary rights or authorizations required to sign this agreement.

7.1.2 After this agreement executed, in the future, when performing the obligations or responsibilities stipulated in this agreement, it will continue to have all necessary rights and authorizations to fully perform the obligations stipulated in this agreement.

7.1.3 Signing this agreement and fulfilling the obligations stipulated in this agreement will not infringe the rights of any third party other than the subject of this agreement.

7.2 The commitments and guarantees made by either party to the other party are as follows:

7.2.1 Once signed, this agreement will be legally and effectively binding on both parties.

7.2.2 The statements and commitments in this agreement are true, complete and non-misleading.

Article 8 Confidentiality

8.1 The two parties to this agreement assume the obligation of confidentiality regarding this agreement and the matters related to this agreement. Without the written consent of the other party, neither party may disclose any relevant matters of this agreement to any other party except the parties to this agreement, Exceptions are:

8.1.1 Disclosure to auditors, lawyers, and other staff members entrusted in normal business, provided that such personnel must undertake the obligation of confidentiality to the information they have learned in connection with this agreement.

8.1.2 Such materials and documents can be obtained through public channels or the disclosure of such materials is required by laws and regulations or any statutory regulatory authority (including but not limited to the China Securities Regulatory Commission and other regulatory authorities).

8.1.3 Disclosures related to this Agreement to the court or in accordance with the requirements of any pre-litigation disclosure procedure or similar procedures, or in accordance with legal procedures adopted.

Article 9 Force Majeure

9.1 Any part of this agreement that fails to perform some or all of its obligations due to force majeure will not be considered a breach of contract, but shall take all reasonable and practical remedial measures to reduce losses caused by force majeure, as conditions permit.

9.2 Force majeure means: objective conditions that cannot be foreseen, unavoidable and insurmountable, including but not limited to: natural disasters and disasters (including but not limited to typhoons, floods, earthquakes, fires and explosions), war (whether or not declared war), rebellion ,turmoil.

Article 10 Applicable Law

10.1 The execution, validity, interpretation, performance, modification, termination and dispute settlement of this Agreement shall be governed by the laws of P.R. China.

Article 11 Disputes

11.1 All disputes arising from or in connection with the performance of this agreement shall be resolved through friendly negotiation between the two Parties; if the negotiation cannot be resolved within 60 days after one party has notified the other party of the dispute in writing, each Party shall have right to file lawsuit with court.

Article 12 Assignment

12.1 Without written consent of other party, neither party shall assign, or otherwise transfer, or claim to assign, all or any of its rights, rights, liabilities, or obligations under this agreement, unless otherwise agreed.

Article 13 Supplemental Agreement

13.1 Both parties agree that after signing this agreement, they may conduct further consultations on matters not covered in this agreement and reach a supplementary agreement. Supplemental Agreement shall be considered as an integral part of this Agreement.

Article 14 Miscellaneous

14.1 After this agreement is signed by the legal representatives or authorized representatives of both parties, and the company affixes the official seal or contract special seal, it executed from the date on first page of this agreement.

14.2 This agreement is in duplicate, each party holds one, and has the same legal effect.

(Signature page followed)

Party A (Lender): Hangzhou Lianluo Interactive Information Technology Co., Ltd. (Seal)

Seal: Hangzhou Lianluo Interactive Information Technology Co., Ltd.

Representative (signature):

Party B (Borrower): Lianluo Medical Wearable Technology (Beijing) Co., Ltd. (Seal)

Seal: Lianluo Medical Wearable Technology (Beijing) Co., Ltd.

Representative (signature):